UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 2, 2021

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry Into a Material Definitive Agreement.

On December 2, 2021, Synaptics Incorporated (the “Company”) entered into that certain First Amendment and Lender Joinder Agreement (the “First Amendment”) to its existing Second Amended and Restated Credit Agreement, dated as of March 11, 2021, with Wells Fargo Bank, National Association, as Administrative Agent (the “Existing Credit Agreement”, as amended by the First Amendment, the “Credit Agreement”), to, among other things, establish a new $600.0 million incremental term loan facility (the “Term Loan Facility”). The Term Loan Facility was advanced by certain existing and new lenders under the Credit Agreement to finance the Merger as specified in Item 2.01 of this current report. The Term Loan Facility was funded in full on December 2, 2021 and will mature on December 2, 2028. Principal on the Term Loan Facility is payable in equal quarterly installments on the last day of each March, June, September and December of each year, beginning December 31, 2021, at a rate of 1.00% per annum.

Borrowings under the Term Loan Facility will accrue interest at the London Interbank Offered Rate (LIBOR) plus 2.25% or at the base rate plus 1.50%, subject to a 25 basis point step-down based on total gross leverage, and subject to a LIBOR floor of 50 basis points. The base rate is the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the Wells Fargo Bank, National Association prime rate and (iii) the one-month LIBOR plus 1.00%. The Term Loan Facility contains customary representations and warranties, affirmative and negative covenants and events of default, in each case consistent with the Existing Credit Agreement. The Term Loan Facility does not contain any financial covenant.

The Term Loan Facility is subject to a 1.00% prepayment premium in the event all or any portion of the Term Loan Facility is prepaid within the first 6 months in connection with a repricing transaction only. The Term Loan Facility is subject to customary mandatory prepayments, including, commencing with the fiscal year ending June 30, 2023, an excess cash flow sweep, subject to customary step-downs and thresholds.

The foregoing description of the Term Loan Facility and the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On December 2, 2021, the Company completed the previously announced merger of Osprey Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”) with and into DSP Group, Inc., a Delaware corporation (“DSPG”), with DSPG continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). The Company completed the Merger pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Merger Sub, and DSPG. The aggregate cash consideration for the Merger was $549 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to with the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 4, 2021.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On December 2, 2021, the Company issued a press release announcing the completion of the Merger and related matters and announcing an update on the Company’s guidance for the second quarter of fiscal 2022. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements required under this Item 9.01(a) will be filed by the Company pursuant to an amendment to this Form 8-K not later than 71 days after the date that this report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information required under this Item 9.01(b) will be filed by the Company pursuant to an amendment to this Form 8-K not later than 71 days after the date that this report on Form 8-K is required to be filed.

(d) Exhibits:

Exhibit No.	Description

10.1	First Amendment and Lender Joinder Agreement, dated as of December 2, 2021, by and among Synaptics Incorporated, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release, dated December 2, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: December 2, 2021	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Corporate Secretary